Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
January 30, 2020

CULLEN/FROST REPORTS 4th QUARTER AND 2019 ANNUAL RESULTS
Board declares first quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported fourth quarter and annual results for 2019. Cullen/Frost reported net income available to common shareholders for the fourth quarter of 2019 of $101.7 million, or $1.60 per diluted common share, compared to $117.2 million, or $1.82 per common diluted share, for the fourth quarter 2018. For the fourth quarter of 2019, returns on average assets and common equity were 1.21 percent and 10.74 percent, respectively, compared to 1.48 percent and 14.85 percent for the same period in 2018.

The company also reported 2019 annual net income available to common shareholders of $435.5 million, a decrease of 2.5 percent compared to 2018 earnings of $446.9 million. On a per-share basis, 2019 earnings were $6.84 per diluted common share compared to $6.90 per diluted common share reported in 2018. For the year 2019, returns on average assets and common equity were 1.36 percent and 12.24 percent respectively, compared to 1.44 percent and 14.23 percent reported in 2018.

“These earnings show the result of consistent execution of our sustainable organic growth strategy,” said Phil Green, Cullen/Frost chairman and CEO. “As illustrated by our Houston expansion, where we have opened 10 of the 25 planned new financial centers, we are investing for steady, long-term growth while maintaining our quality standards.

“We saw deposit growth rebound in the second half of 2019 after a more challenging environment earlier in the year,” Green said.

For the fourth quarter of 2019, net interest income on a taxable-equivalent basis was $275.0 million, up 0.4 percent compared to the same quarter in 2018. Average loans for the fourth quarter of 2019 increased $755.3 million, or 5.4 percent, to $14.7 billion, from the $13.9 billion reported for the fourth quarter a year earlier. Average deposits for the quarter were $27.2 billion, an increase of 2.6 percent or $678.4 million compared to $26.5 billion in last year's fourth quarter.

For 2019, average total loans were $14.4 billion, an increase of approximately $822.6 million, or 6.0 percent, from the $13.6 billion reported the previous year. Average total deposits for 2019 increased to $26.4 billion, up 0.5 percent, or $124.2 million, over the $26.3 billion reported in 2018.

Noted financial data for the fourth quarter:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios for Cullen/Frost at the end of the fourth quarter of 2019 were 12.36 percent, 12.99 percent, and 14.57 percent, respectively. Current capital ratios continue to be in excess of well-capitalized levels and exceed Basel III requirements.

•
Net interest income for the fourth quarter totaled $251.1 million, an increase of 0.8 percent compared to the $249.2 million reported for the fourth quarter of 2018. The net interest margin was 3.62 percent for the fourth quarter compared to 3.72 percent for the fourth quarter of 2018 and 3.76 percent for the third quarter of 2019.

•
Non-interest income for the fourth quarter of 2019 was $95.3 million, up $8.1 million or 9.3 percent from the $87.1 million reported a year earlier. Trust and investment management fees increased by $3.0 million, or 10.2 percent, compared to the fourth quarter of 2018. The increase in trust and investment management fees was primarily the result of higher average equity valuations and an increase in the number of accounts. Other income increased $3.0 million, primarily driven by a $1.6 million increase in public finance underwriting fees.

•
Non-interest expense for the fourth quarter of 2019 was $220.8 million, up $21.1 million, or 10.6 percent, compared to the $199.7 million reported for the fourth quarter of 2018. Net occupancy expense increased $7.2 million, primarily driven by a $5.6 million increase in lease expenses associated with our downtown San Antonio headquarters move and our Houston expansion. Salaries and wages expense increased $7.1 million due to an increase in the number of employees and normal annual merit and market increases and, to a lesser extent, an increase in stock compensation. Employee benefits expense increased $2.6 million, or 13.6 percent, impacted by higher expenses related to our profit sharing/401(k) plan (up $1.1 million), defined benefit retirement plan (up $585,000), and payroll tax (up $554,000). Technology, furniture and equipment expense was up $3.8 million, or 17.3 percent, compared to the fourth quarter of 2018. The increase was primarily driven by a $3.8 million increase in software maintenance and cloud services expense.

•
For the fourth quarter of 2019, the provision for loan losses was $8.4 million, compared to net charge-offs of $12.7 million. For the fourth quarter of 2018, the provision for loan losses was $3.8 million, compared to net charge-offs of $9.2 million. The allowance for loan losses as a percentage of total loans was 0.90 percent at December 31, 2019, compared to 0.93 percent last quarter and 0.94 percent at year-end 2018. Non-performing assets were $109.5 million at year end, compared to $105.0 million the previous quarter, and $74.9 million at year-end 2018.

The Cullen/Frost board declared a first-quarter cash dividend of $0.71 per common share, payable March 13, 2020 to shareholders of record on February 28 of this year. The board of directors also declared a cash dividend of $0.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is payable on March 16, 2020, to shareholders of record on February 28 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, January 30, 2020, at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT on the day of the call until midnight Sunday, February 2, 2020 at 855-859-2056, with the Conference ID# of 1379608. A replay of the call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.
Cullen/Frost investor relations website: www.frostbank.com/investor-relations/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $34.0 billion in assets at December 31, 2019. One of the 60 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2019				2018
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$251,098	$253,007	$253,431	$246,469	$249,209
Net interest income (1)	275,038	276,618	277,751	271,179	273,810
Provision for loan losses	8,355	8,001	6,400	11,003	3,767
Non-interest income:
Trust and investment management fees	32,928	31,649	30,448	31,697	29,882
Service charges on deposit accounts	23,454	22,941	21,798	20,790	21,632
Insurance commissions and fees	12,138	11,683	10,118	18,406	11,394
Interchange and debit card transaction fees	3,608	4,117	3,868	3,280	3,774
Other charges, commissions and fees	9,020	10,108	8,933	9,062	9,371
Net gain (loss) on securities transactions	28	96	169	—	(43)
Other	14,079	8,630	7,304	13,550	11,108
Total non-interest income	95,255	89,224	82,638	96,785	87,118

Non-interest expense:
Salaries and wages	97,951	93,812	90,790	92,476	90,878
Employee benefits	21,651	21,002	20,051	23,526	19,066
Net occupancy	24,864	24,202	21,133	19,267	17,699
Technology, furniture and equipment	25,759	22,415	22,157	21,664	21,960
Deposit insurance	2,374	2,491	2,453	2,808	2,219
Intangible amortization	264	274	305	325	331
Other	47,943	44,668	46,320	41,734	47,544
Total non-interest expense	220,806	208,864	203,209	201,800	199,697
Income before income taxes	117,192	125,366	126,460	130,451	132,863
Income taxes	13,511	13,530	14,874	13,955	13,610
Net income	103,681	111,836	111,586	116,496	119,253
Preferred stock dividends	2,016	2,016	2,015	2,016	2,016
Net income available to common shareholders	$101,665	$109,820	$109,571	$114,480	$117,237

PER COMMON SHARE DATA
Earnings per common share - basic	$1.61	$1.74	$1.73	$1.80	$1.84
Earnings per common share - diluted	1.60	1.73	1.72	1.79	1.82
Cash dividends per common share	0.71	0.71	0.71	0.67	0.67
Book value per common share at end of quarter	60.11	59.76	57.39	54.64	51.19

OUTSTANDING COMMON SHARES
Period-end common shares	62,669	62,537	62,638	63,081	62,986
Weighted-average common shares - basic	62,609	62,566	62,789	63,009	63,441
Dilutive effect of stock compensation	625	593	765	819	811
Weighted-average common shares - diluted	63,234	63,159	63,554	63,828	64,252

SELECTED ANNUALIZED RATIOS
Return on average assets	1.21%	1.35%	1.40%	1.48%	1.48%
Return on average common equity	10.74	11.83	12.60	14.08	14.85
Net interest income to average earning assets (1)	3.62	3.76	3.85	3.79	3.72

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2019				2018
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$14,705	$14,471	$14,375	$14,205	$13,949
Earning assets	30,621	29,693	29,114	28,954	29,153
Total assets	33,314	32,248	31,491	31,356	31,330
Non-interest-bearing demand deposits	10,772	10,316	10,148	10,193	10,740
Interest-bearing deposits	16,414	16,036	15,845	15,919	15,767
Total deposits	27,186	26,352	25,993	26,112	26,507
Shareholders' equity	3,900	3,828	3,632	3,441	3,277

Period-End Balance:
Loans	$14,750	$14,635	$14,459	$14,406	$14,100
Earning assets	31,281	30,358	29,216	29,281	29,894
Goodwill and intangible assets	657	658	658	658	659
Total assets	34,027	33,098	31,817	31,663	32,293
Total deposits	27,640	27,084	25,985	26,295	27,149
Shareholders' equity	3,912	3,881	3,739	3,592	3,369
Adjusted shareholders' equity (1)	3,644	3,576	3,520	3,498	3,433

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$132,167	$136,559	$134,929	$136,350	$132,132
As a percentage of period-end loans	0.90%	0.93%	0.93%	0.95%	0.94%

Net charge-offs:	$12,747	$6,371	$7,821	$6,785	$9,213
Annualized as a percentage of average loans	0.34%	0.17%	0.22%	0.19%	0.26%

Non-performing assets:
Non-accrual loans	$102,303	$97,446	$71,521	$92,162	$73,739
Restructured loans	6,098	6,160	3,973	4,028	—
Foreclosed assets	1,084	1,427	907	1,175	1,175
Total	$109,485	$105,033	$76,401	$97,365	$74,914
As a percentage of:
Total loans and foreclosed assets	0.74%	0.72%	0.53%	0.68%	0.53%
Total assets	0.32	0.32	0.24	0.31	0.23

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio(2)	12.36%	12.35%	12.29%	12.34%	12.27%
Tier 1 Risk-Based Capital Ratio(2)	12.99	12.99	12.94	13.00	12.94
Total Risk-Based Capital Ratio(2)	14.57	14.63	14.60	14.68	14.64
Leverage Ratio	9.28	9.36	9.40	9.35	9.06
Equity to Assets Ratio (period-end)	11.50	11.73	11.75	11.34	10.43
Equity to Assets Ratio (average)	11.71	11.87	11.53	10.97	10.46

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).
(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31, 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2019	2018	2017	2016	2015
CONDENSED INCOME STATEMENTS
Net interest income	$1,004,005	$957,892	$866,422	$776,336	$736,632
Net interest income (1)	1,100,586	1,052,564	1,043,431	939,958	888,035
Provision for loan losses	33,759	21,613	35,460	51,673	51,845
Non-interest income:
Trust and investment management fees	126,722	119,391	110,675	104,240	105,512
Service charges on deposit accounts	88,983	85,186	84,182	81,203	81,350
Insurance commissions and fees	52,345	48,967	46,169	47,154	48,926
Interchange and debit card transaction fees (2)	14,873	13,877	23,232	21,369	19,666
Other charges, commissions and fees	37,123	37,231	39,931	39,623	37,551
Net gain (loss) on securities transactions	293	(156)	(4,941)	14,975	69
Other	43,563	46,790	37,222	41,144	35,656
Total non-interest income (2)	363,902	351,286	336,470	349,708	328,730

Non-interest expense:
Salaries and wages	375,029	350,312	337,068	318,665	310,504
Employee benefits	86,230	77,323	74,575	72,615	69,746
Net occupancy	89,466	76,788	75,971	71,627	65,690
Technology, furniture and equipment	91,995	83,102	74,335	71,208	64,373
Deposit insurance	10,126	16,397	20,128	17,428	14,519
Intangible amortization	1,168	1,424	1,703	2,429	3,325
Other (2)	180,665	173,538	175,289	178,988	165,561
Total non-interest expense (2)	834,679	778,884	759,069	732,960	693,718
Income before income taxes	499,469	508,681	408,363	341,411	319,799
Income taxes	55,870	53,763	44,214	37,150	40,471
Net income	443,599	454,918	364,149	304,261	279,328
Preferred stock dividends	8,063	8,063	8,063	8,063	8,063
Net income available to common shareholders	$435,536	$446,855	$356,086	$296,198	$271,265

PER COMMON SHARE DATA
Earnings per common share - basic	$6.89	$6.97	$5.56	$4.73	$4.31
Earnings per common share - diluted	6.84	6.90	5.51	4.70	4.28
Cash dividends per common share	2.80	2.58	2.25	2.15	2.10
Book value per common share at end of quarter	60.11	51.19	49.68	45.03	44.30

OUTSTANDING COMMON SHARES
Period-end common shares	62,669	62,986	63,476	63,474	61,982
Weighted-average common shares - basic	62,742	63,705	63,694	62,376	62,758
Dilutive effect of stock compensation	700	982	968	593	715
Weighted-average common shares - diluted	63,442	64,687	64,662	62,969	63,473

SELECTED ANNUALIZED RATIOS
Return on average assets	1.36%	1.44%	1.17%	1.03%	0.97%
Return on average common equity	12.24	14.23	11.76	10.16	9.86
Net interest income to average earning assets (1)	3.75	3.64	3.69	3.56	3.45

(1) Taxable-equivalent basis assuming a 21% tax rate for 2019 and 2018 and 35% tax rate for 2015-2017.
(2) Beginning in 2018, in connection with the adoption of a new accounting standard, interchange and debit card transaction fees are reported net of related network costs. Prior to 2018, such network costs were reported separately as a component of other non-interest expense. For comparative purposes, interchange and debit card transaction fees reported net of related network costs would have totaled $11,289 in 2017 and $8,473 in 2016.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2019	2018	2017	2016	2015(1)
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$14,441	$13,618	$12,460	$11,555	$11,267
Earning assets	29,600	28,900	28,359	26,717	25,955
Total assets(1)	32,086	31,030	30,450	28,832	28,061
Non-interest-bearing demand deposits	10,358	10,757	10,819	10,034	10,180
Interest-bearing deposits	16,055	15,532	15,085	14,478	13,861
Total deposits	26,413	26,289	25,905	24,512	24,041
Shareholders' equity	3,702	3,284	3,173	3,059	2,895

Period-End Balance:
Loans	$14,750	$14,100	$13,146	$11,975	$11,487
Earning assets	31,281	29,894	29,595	28,025	26,431
Goodwill and intangible assets	657	659	660	662	663
Total assets(1)	34,027	32,293	31,748	30,196	28,566
Total deposits	27,640	27,149	26,872	25,812	24,344
Shareholders' equity	3,912	3,369	3,298	3,003	2,890
Adjusted shareholders' equity (2)	3,644	3,433	3,218	3,027	2,776

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$132,167	$132,132	$155,364	$153,045	$135,859
As a percentage of period-end loans	0.90%	0.94%	1.18%	1.28%	1.18%

Net charge-offs:	$33,724	$44,845	$33,141	$34,487	$15,528
Annualized as a percentage of average loans	0.23%	0.33%	0.27%	0.30%	0.14%

Non-performing assets:
Non-accrual loans	$102,303	$73,739	$150,314	$100,151	$83,467
Restructured loans	6,098	—	4,862	—	—
Foreclosed assets	1,084	1,175	2,116	2,440	2,255
Total	$109,485	$74,914	$157,292	$102,591	$85,722
As a percentage of:
Total loans and foreclosed assets	0.74%	0.53%	1.20%	0.86%	0.75%
Total assets	0.32	0.23	0.50	0.34	0.30

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio(3)	12.36%	12.27%	12.42%	12.52%	11.37%
Tier 1 Risk-Based Capital Ratio(3)	12.99	12.94	13.16	13.33	12.38
Total Risk-Based Capital Ratio(3)	14.57	14.64	15.15	14.93	13.85
Leverage Ratio	9.28	9.06	8.46	8.14	7.79
Equity to Assets Ratio (period-end)	11.50	10.43	10.39	9.94	10.12
Equity to Assets Ratio (average)	11.54	10.58	10.42	10.61	10.32

(1) Certain items in the 2015 financial statements have been reclassified to conform to the current presentation in connection with the adoption of an accounting standard in 2016 that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.
(2) Shareholders' equity excluding accumulated other comprehensive income (loss).
(3) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported at December 31, 2018 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2019				2018
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
TAXABLE-EQUIVALENT YIELD/COST
Earning Assets:
Interest-bearing deposits	1.64%	2.19%	2.64%	2.50%	2.35%
Federal funds sold and resell agreements	1.71	2.21	2.48	2.58	2.41
Securities	3.37	3.43	3.42	3.37	3.39
Loans, net of unearned discounts	4.88	5.16	5.34	5.33	5.20
Total earning assets	3.98	4.21	4.33	4.27	4.15

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.04	0.07	0.08	0.09	0.08
Money market deposit accounts	0.66	0.93	1.03	1.09	1.00
Time accounts	1.72	1.74	1.66	1.43	1.14
Public funds	1.05	1.34	1.51	1.39	1.31
Total interest-bearing deposits	0.49	0.63	0.68	0.69	0.63

Total deposits	0.29	0.39	0.41	0.42	0.37

Federal funds purchased and repurchase agreements	1.21	1.53	1.69	1.72	1.56
Junior subordinated deferrable interest debentures	3.83	4.18	4.34	4.40	4.24
Subordinated notes payable and other notes	4.71	4.71	4.71	4.72	4.72
Total interest-bearing liabilities	0.59	0.75	0.80	0.81	0.74

Net interest spread	3.39	3.46	3.53	3.46	3.41
Net interest income to total average earning assets	3.62	3.76	3.85	3.79	3.72

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$2,000	$1,566	$1,171	$1,729	$2,452
Federal funds sold and resell agreements	275	212	246	250	317
Securities	13,641	13,444	13,322	12,770	12,435
Loans, net of unearned discount	14,705	14,471	14,375	14,205	13,949
Total earning assets	$30,621	$29,693	$29,114	$28,954	$29,153

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$6,850	$6,712	$6,774	$6,774	$6,673
Money market deposit accounts	7,905	7,763	7,588	7,696	7,792
Time accounts	1,069	1,023	970	895	836
Public funds	590	538	513	554	467
Total interest-bearing deposits	16,414	16,036	15,845	15,919	15,767

Total deposits	27,186	26,352	25,993	26,112	26,507

Federal funds purchased and repurchase agreements	1,418	1,291	1,242	1,180	1,138
Junior subordinated deferrable interest debentures	136	136	136	136	136
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$18,067	$17,562	$17,322	$17,334	$17,140